Trutankless, Inc. Issues Corporate Update

Company continues growth through increased production and expanded whole presence; seeks to expand its suite of home automation integrations.

(PHOENIX) March 5th, 2019 - Trutankless, Inc. (OTCQB: TKLS) today provided a corporate update to the Company’s partners, shareholders and other stakeholders.

“2018 was a really great year for us in terms of getting market acceptance for the product. We had record sales and we can feel the momentum into different sales channels increasing.” said Robertson J. Orr, CEO of Trutankless, Inc. He also added, “We did a lot of things behind the scenes that we think have set the table for the bigger growth we’re expecting in 2019, and we wanted to make sure all of our partners understand what some of these accomplishments were.”

Listing the company’s common stock on the OTCQB; the OTCQB is a premier market committed to providing investors high-quality trading and improved market visibility to enhance trading liquidity.

Working in conjunction with our manufacturing partner, Taiwan-based, SINBON Electronics, in Q3-2018 we completed phase one of our new manufacturing capabilities, significantly expanding our volume capacity to a thousand units a month.

We achieved significant momentum in the wholesaler sales channel:

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Expanded the Company’s national active wholesaler footprint from 165 locations at the start of 2018 to over 1,000 wholesaler locations by year end.

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Formed new partnerships with several nationally recognized plumbing and installation organizations including Service Experts, as well as several dominant regional companies in target markets. These relationships complement our existing national partnerships with groups like Mr. Rooter, relationships with Benjamin Franklin and RotoRooter.

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In 2019, we intend to focus additional attention and resources to the national rollout of our wholesale market footprint, maintaining the momentum of the sales volume in this channel.

We continued to expand our relationships with existing national homebuilder clients, including Lennar Homes (Florida), DR Horton, Shea Homes, and the NAHB’s 2019 Custom Builder of the Year, Cullum Homes.

In May 2018, the Company was granted 8 new patent claims on our award-winning technology, continuing to differentiate our products from both gas and electric tankless competitors. They cover the water heater’s Wi-Fi capabilities and reaffirm the Company’s standing as a technological leader as North America continues to expand the Smart Home platforms that can integrate with trutankless’ products.

About Trutankless, Inc.:

Trutankless, Inc. (OTCQB:TKLS) is a technology-driven developer of accessible, next-generation home automation and efficiency systems. The Company’s primary products are a line of electric tankless water heaters that surpasses traditional tank water heaters in energy efficiency, output, dependability and environmental sustainability. The Company sells its products to plumbing wholesale distributors and dealers throughout the United States. Trutankless, Inc. was founded in 2008 and is headquartered in Scottsdale, Arizona.

For more information:

Please visit www.trutankless.com or call 855-TO-BUY-TRU.

Connect on social media:

www.houzz.com/pro/trutankless | www.facebook.com/trutankless

www.twitter.com/trutankless | www.youtube.com/trutankless

Forward-Looking Statement:

he statements in this press release regarding any implied or perceived benefits from the release by trutankless of its line of electric tankless water heaters or added key strategic sales and distribution partners are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, risks of the key strategic sales and distribution partners ability to sell our product, and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.